UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 26, 2005

Paxson Communications Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Clearwater Park Road, West Palm Beach, Florida		33401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-659-4122

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

In an Amendment No. 2 to Current Report on Form 8-K/A that was filed by Paxson Communications Corporation (the "Registrant") on March 18, 2005 (the "Prior Form 8-K"), the Registrant disclosed that the Compensation Committee of the Board of Directors of the Registrant (the "Committee") had determined that, with respect to each of Lowell W. Paxson, Dean M. Goodman, Richard Garcia, Adam K. Weinstein and Tammy G. Hedge, each of whom is a current executive officer of the Registrant, that executive officer’s entitlement to up to 65% (50% in the case of Ms. Hedge) of his or her total 2005 bonus opportunity will be determined based on the extent to which the Registrant meets certain financial performance goals that had not been established by the Committee as of the filing of the Prior Form 8-K.

On July 26, 2005, the Committee determined that the financial performance goals that will be used to determine each executive officer's entitlement to the company performance component of his or her bonus for 2005 will be target amounts of adjusted earnings before interest, taxes, depreciation and amortization (EBITDA).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paxson Communications Corporation

July 28, 2005	By:	Adam K. Weinstein

Name: Adam K. Weinstein
Title: Senior Vice President, Secretary & Chief Legal Officer